                                                                   Exhibit 16(b)




                                                                January 31, 1997


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 24, 1997, of Fund American Enterprises Holdings, Inc., and are in agreement with the statements contained therein insofar as they relate to us. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                      Very truly yours,

                                  /s/ COOPERS & LYBRAND LLP


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